                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         New York                                          11-2418067
  (STATE OF INCORPORATION                               (I.R.S. EMPLOYER
      OR ORGANIZATION)                                 IDENTIFICATION NO.)

    388 Greenwich Street
      New York, New York                                    10013
    (ADDRESS OF PRINCIPAL                                 (ZIP CODE)
     EXECUTIVE OFFICES)

If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and is                12(g) of the Exchange Act and is
effective pursuant to General                   effective pursuant to General
Instruction A.(c), please check                 Instruction A.(d), please check
the following box. [X]                          the following box. [ ]



Securities Act registration
statement file number to
which this form relates:        333-106272 (IF APPLICABLE)


Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
      -------------------                  ------------------------------
Select EQUity Indexed                           American Stock Exchange
NoteS(SM) based upon the
Class A Special common stock
of Comcast Corporation due
2005

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder (the "SEQUINS"), reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated June 30, 2003 (Registration No. 333-106272), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the SEQUINS" and "Description of the SEQUINS" on pages S-3 through S-7, S-8 through S-11 and S-12 through S-20, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated August 22, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the SEQUINS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the SEQUINS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 10, 2003.

            99 (B). Preliminary Prospectus Supplement describing the Select EQUity Indexed NoteS(SM) based upon the Class A Special common stock of Comcast Corporation due 2005, Subject to Completion, dated August 22, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated August 25, 2003.

            99 (C). Form of Note.

            99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit
99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

            Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.


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
                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Citigroup Global Markets Holdings Inc.
                                                      (REGISTRANT)

Date:  September 22, 2003                  By:  /s/ Mark I. Kleinman
                                                --------------------------------
                                                Name:   Mark I. Kleinman
                                                Title:  Executive Vice President
                                                        and Treasurer


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                                INDEX TO EXHIBITS

         Exhibit No.             Exhibit
         -----------             -------
         99 (A).        Prospectus dated June 30, 2003, incorporated by
                        reference to the Registrant's filing under Rule
                        424(b)(5) dated July 10, 2003.

         99 (B).        Preliminary Prospectus Supplement describing the Select
                        EQUity Indexed NoteS(SM) based upon the Class A Special common stock of Comcast Corporation due 2005, Subject to Completion, dated August 22, 2003, incorporated by reference to the Registrant's filing under Rule
                        424(b)(2) dated August 25, 2003.

         99 (C).        Form of Note.

         99 (D).        Senior Debt Indenture between Citigroup Global Markets
                        Holdings Inc. and The Bank of New York, dated as of
                        October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated
                        October 27, 1993, as supplemented by a First
                        Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December
                        9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit
                        4(vv) to Post-Effective Amendment No. 1 to Registration
                        Statement No. 333-38931.

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